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BISTRO MEXICANO

WHITESTONE REIT

COMMUNITIES THAT THRIVE

CREATING LOCAL CONNECTIONS

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED SEPTEMBER 30, 2021

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages,
Common Shares	develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt. Whitestone creates communities that thrive through
59 Community Centers	creating local connections between consumers in the surrounding communities and a well-crafted mix of national,
5.1 million sq. ft. of gross	regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone
leasable area	has consistently paid a monthly dividend for more than 15 years. The Company’s balanced and well-managed
1,509 tenants	capital structure provides stability and flexibility to support it through a multitude of economic cycles.

6 Top Growth Markets	We invest in properties that are or can become Community Centered Properties® from which our tenants deliver
Austin	needed services to the surrounding population. We focus on properties with smaller rental spaces that present
Chicago	opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
Phoenix	respective surrounding communities. Operations include an internal management structure providing cost-effective
San Antonio	services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
Fiscal Year End	management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual
12/31	associates who understand the particular needs of our tenants and neighborhoods.

Common Shares &	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Units Outstanding*:	medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less
Common Shares: 49.1 million	than 3,000 square feet) and, as of September 30, 2021, provided a 52% premium rental rate compared to our larger
Operating Partnership Units:	space tenants. The largest of our 1,509 tenants at our wholly owned properties comprised only 2.7% of our
0.8 million	annualized base rental revenues for the three months ended September 30, 2021.

Distribution (per share / unit)*:
Quarter: $ 0.1075	Investor Relations:
Annualized: $ 0.43	Whitestone REIT			ICR LLC.
Dividend Yield: 4.3%**	Rebecca Elliott			Brad Cohen
	Vice President, Corporate Communications			203.682.8211
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Jeffrey A. Jones
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	B. Riley FBR	JMP Securities	Maxim Group
James C. Mastandrea	Craig Kucera	Aaron Hecht	Michael Diana
David F. Taylor	540.277.3366	415.835.3963	212.895.3641
Trustee Emeritus:	ckucera@brileyfbr.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com
Daniel G. DeVos

* As of October 25, 2021
** Based on common share price
of $9.91 as of close of market on
October 25, 2021.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Third Quarter 2021 Earnings Results

Investor and Media Relations: Rebecca Elliott, VP of Corporate Communications

Whitestone REIT
2600 South Gessner Road, Suite 500
Houston, TX 77063

Whitestone REIT
Third Quarter 2021 Earnings Results.

"Our third quarter results mark another successive quarter of improving performance for Whitestone's operations, which were driven by our expansion in occupancy and strong leasing and the progress that we are making on our long-term targets of reducing debt and scaling G&A. Our strategic choice to be in business-friendly, high-growth markets continues to yield positive performance, evidenced by growth in NOI, ABR and leasing spreads. With the reactivation of our growth plan through our recent acquisition in Texas, we are actively vetting our pipeline of potential future acquisitions to strategically expand our portfolio with high-quality properties that meet our robust criteria. Bottom line, we are pleased to demonstrate continued improvement in our quarterly and long-term results, and we remain laser focused on continuing to strengthen these key performance pillars to continue building long-term value for all of our stakeholders."

– Jim Mastandrea, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	
3Q	$32.4 million
3Q YTD	$92.1 million

Net Income Per Share	
3Q	$0.06
3Q YTD	$0.21

FFO Core Per Share	
3Q	$0.25
3Q YTD	$0.75

G&A % of Revenue [(1)]	
3Q YTD	16.4 %
2020 Full Yr	16.9 %

Debt to EBITDAre-Adjusted Ratio	
3Q	8.1X
3Q-2020	9.4X

Same Store NOI	
3Q	$20.7 million
Inc. from 3Q-20	6.8 %

Houston, Texas, October 26, 2021 - Whitestone REIT (NYSE: WSR) ("Whitestone" or the "Company") today announced its operating and financial results for the third quarter of 2021. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

Third Quarter Highlights

All per share amounts are on a diluted per common share and operating partnership ("OP") unit basis unless stated otherwise.

- **Revenues of $32.4 million versus $30.6 million in prior quarter and $29.9 million in same period 2020.**
- **Net Income attributable to common shareholders per share of $0.06 versus $0.12 in prior quarter and $0.02 in third quarter 2020.**
- **FFO Core per share of $0.25 compared to $0.26 in the prior quarter and $0.23 in third quarter 3Q 2020.**
- **Same-store NOI increased 7% from third quarter 2020.**
- **Comparable GAAP-based leasing spreads of 13.1% for the quarter.**
- **Debt to undepreciated real estate assets improved to 51% vs 55% from a year ago.**
- **Annualized Base Rent per leased square foot grew to $20.41 from $19.95 from the prior quarter.**

Whitestone REIT
Third Quarter 2021 Earnings Results.

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, FFO Core and NOI are included herein.

Net income attributable to common shareholders for the quarter ended September 30, 2021 was $2.9 million, or $0.06 per diluted share. Net income attributable to common shareholders for the quarter ended September 30, 2020 was $0.9 million, or $0.02 per diluted share.

FFO for the quarter ended September 30, 2021 was $10.7 million, or $0.22 per diluted share, as compared to $8.5 million, or $0.19 per diluted share for the quarter ended September 30, 2020. FFO Core for the quarter ended September 30, 2021 was $12.3 million, or $0.25 per diluted share, compared to $10.1 million, or $0.23 per diluted share for the quarter ended September 30, 2020.

Operating Results

For the periods ending September 30, 2021, 2020 and 2019 the Company's operating highlights were as follows:

	Third Quarter 2021	Third Quarter 2020	Third Quarter 2019
Occupancy:			
Wholly Owned Properties – Same Store	90.2%	88.9%	
Wholly Owned Properties – Same Store	90.4%	89.1%	90.4%
Wholly Owned Properties – All	89.9%	88.9%	90.4%
Same Store Property Net Operating Income Change [2]	6.8%	(4.5)%	2.7%
Rental Rate Growth - Total (GAAP Basis):	13.1%	11.0%	14.4%
New Leases	5.4%	2.9%	6.6%
Renewal Leases	14.1%	13.9%	16.4%
Leasing Transactions:			
Number of New Leases	38	32	26
New Leases - Lease Term Revenue (millions)	$12.7	$9.9	$9.3
Number of Renewal Leases	65	46	42
Renewal Leases - Lease Term Revenue (millions)	$20.3	$9.7	$9.4

Whitestone REIT
Third Quarter 2021 Earnings Results.

Real Estate Portfolio Update

Community Centered Properties™ Portfolio Statistics:

As of September 30, 2021, Whitestone wholly owned 59 Community-Centered Properties™ with 5.1 million square feet of gross leasable area ("GLA"). Five of the 59 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone's Community-Centered Properties™ are located in the MSA's of Austin (4), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6%(3). The Company's properties in these markets are generally located on the best retail corners embedded in high-household-income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company's diversified tenant base was comprised of 1,509 tenants, with the largest tenant accounting for only 2.7% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone's leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Balance Sheet and Liquidity

At September 30, 2021, Whitestone had $10.9 million in cash and cash equivalents, $81.8 million of availability and $155.5 million of capacity under its credit facility.

The Company has undepreciated real estate assets of $1.2 billion at September 30, 2021.

At September 30, 2021, 52 of the Company's wholly owned 59 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $883.3 million. At September 30, 2021, the Company had total real estate debt, net of cash, of $608.2 million, of which approximately 86% was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 4.1% and the weighted average remaining term was 3.6 years.

Dividend

On September 13, 2021, the Company declared a quarterly cash distribution of $0.1075 per common share and OP unit for the fourth quarter of 2021, to be paid in three equal installments of $0.035833 in October, November and December of 2021.

Whitestone REIT
Third Quarter 2021 Earnings Results.

Other Matters

--Conference Call--

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, October 27, 2021 at 10:00 A.M. Central Time. The call will be led by Jim Mastandrea, Chairman and Chief Executive Officer, and Dave Holeman, Chief Financial Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company's website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone's website via the webcast link until the Company's next earnings release. Additional information about Whitestone can be found on the Company's website.

Dial-in number for domestic participants:	1-877-705-6003
Dial-in number for international participants:	1-201-493-6725

The conference call will be recorded, and a telephone replay will be available through Wednesday, November 10, 2021. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13721235

---Supplemental Financial Information---

The third quarter earnings release and supplemental data package will be located in the "News and Events" and "Financial Reporting" tabs of the Investor Relations section of the Company's website at www.whitestonereit.com. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

--About Whitestone REIT--

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing, high-household income markets in the Sunbelt. Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend-paying stock and has consistently paid dividends for more than 15 years. Whitestone's strong, balanced and managed capital structure provides stability and flexibility for growth, and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Footnotes

(1) *Inclusive of pro rata share of revenue of unconsolidated investment in real estate partnership.*
(2) *Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods*
(3) *Source: Claritas, as of April 2017.*

Whitestone REIT
Third Quarter 2021 Earnings Results.

Other Matters

--Forward-Looking Statements--

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on our business, employees and tenants, including, among others, (a) changes in tenant demand for our properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of our tenants’ businesses and the impact of these issues on our ability to collect rent from our tenants; (c) operational changes implemented by us, including remote working arrangements, which may put increased strain on our IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in our liquidity due to a reduced borrowing base under our 2019 Facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of a surge in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets, including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; legislative or regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all, and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Whitestone REIT
Third Quarter 2021 Earnings Results

Other Matters

--Non-GAAP Financial Measures--

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including EBITDAre, EBITDAre-Adjusted, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts ("NAREIT") defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus, or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity's share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre-Adjusted: The Company also presents EBITDAre-Adjusted as an additional supplemental measure as we believe it is reflective of the core operating performance of our portfolio of properties. EBITDAre-Adjusted is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that could affect the comparability of operating results. Specific examples of items excluded from EBITDAre-Adjusted include, but are not limited to, share-based compensation and management fees, net of related costs. There can be no assurance that EBITDAre-Adjusted as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre-Adjusted should not be considered an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre-Adjusted does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets, management fees and acquisition costs. Therefore, in addition to FFO, management uses FFO Core, which we define to exclude such items. Management believes that these adjustments are appropriate in determining FFO Core as they are not indicative of the operating performance of our assets. In addition, we believe that FFO Core is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that FFO Core presented by us is comparable to the adjusted or modified FFO of other REITs.

Whitestone REIT
Third Quarter 2021 Earnings Results.

Other Matters

---Non-GAAP Financial Measures---

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and our pro rata share of NOI of equity method investments, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company's property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company's performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define "Non-Same Stores" as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

---Investor and Media Relations---

Investor and Media Relations:
Rebecca Elliott
Vice President, Corporate Communications
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,165,274	$1,106,426
Accumulated depreciation	(183,383)	(163,712)
Total real estate assets	981,891	942,714
Investment in real estate partnership	34,408	33,979
Cash and cash equivalents	10,858	25,777
Restricted cash	106	179
Escrows and acquisition deposits	10,437	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	21,991	23,009
Receivable due from related party	651	335
Unamortized lease commissions, legal fees and loan costs	8,356	7,686
Prepaid expenses and other assets(2)	2,371	2,049
Total assets	$1,071,069	$1,045,002

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$618,649	$644,185
Accounts payable and accrued expenses(3)	44,563	50,918
Payable due to related party	530	125
Tenants' security deposits	7,718	6,916
Dividends and distributions payable	5,333	4,532
Total liabilities	676,793	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 48,839,594 and 42,391,316 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	48	42
Additional paid-in capital	618,963	562,250
Accumulated deficit	(221,277)	(215,809)
Accumulated other comprehensive loss	(9,726)	(14,400)
Total Whitestone REIT shareholders' equity	388,008	332,083
Noncontrolling interest in subsidiary	6,268	6,243
Total equity	394,276	338,326
Total liabilities and equity	$1,071,069	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$19,898	$22,956
Accrued rents and other recoveries	17,833	16,348
Allowance for doubtful accounts	(15,919)	(16,426)
Other receivables	179	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$21,991	$23,009

(2) Operating lease right of use assets (net)	$316	$592
(3) Operating lease liabilities	$323	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Revenues
Rental(1)	$32,069	$30,152	$28,868	6%	11%
Management, transaction, and other fees	375	466	1,032	(20)%	(64)%
Total revenues	32,444	30,618	29,900	6%	9%

Operating expenses
Depreciation and amortization	7,340	7,105	7,171	3%	2%
Operating and maintenance	5,789	5,444	5,029	6%	15%
Real estate taxes	4,589	4,160	4,670	10%	(2)%
General and administrative	5,672	4,730	5,860	20%	(3)%
Total operating expenses	23,390	21,439	22,730	9%	3%

Other expenses (income)
Interest expense	6,142	6,143	6,400	—%	(4)%
(Gain) loss on sale or disposal of assets, net	48	(224)	18	N.M. (2)	N.M.
Interest, dividend and other investment income	(31)	(23)	(71)	35%	(56)%
Total other expenses	6,159	5,896	6,347	4%	(3)%

Income before equity investment in real estate partnership and income tax	2,895	3,283	823	(12)%	252%

Equity in earnings of real estate partnership	151	189	196	(20)%	(23)%
Provision for income tax	(100)	(87)	(105)	15%	(5)%
Income from continuing operations	2,946	3,385	914	(13)%	222%

Gain on sale of property from discontinued operations	—	1,833	—	N.M.	N.M.
Income from discontinued operations	—	1,833	—	N.M.	N.M.

Net income	2,946	5,218	914	(44)%	222%

Less: Net income attributable to noncontrolling interests	47	92	14	(49)%	236%

Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.08	$0.02	(25)%	200%
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.06	$0.12	$0.02	(50)%	200%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.08	$0.02	(25)%	200%
Income from discontinued operations attributable to Whitestone REIT	—	0.04	—	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.06	$0.12	$0.02	(50)%	200%

Weighted average number of common shares outstanding:
Basic	46,883	43,378	42,346	8%	11%
Diluted	47,825	44,125	43,440	8%	10%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,946	$5,218	$914	(44)%	222%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	1,273	1,289	1,241	(1)%	3%

Comprehensive income (loss)	4,219	6,507	2,155	(35)%	96%

Less: Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
Less: Comprehensive income (loss) attributable to noncontrolling interests	20	21	43	(5)%	(53)%

Comprehensive income (loss) attributable to Whitestone REIT	$4,152	$6,394	$2,098	(35)%	98%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
(1) Rental
Rental revenues	$23,177	$22,238	$21,808	4%	6%
Recoveries	8,720	8,057	8,339	8%	5%
Bad debt	172	(143)	(1,279)	220%	113%
Total rental	$32,069	$30,152	$28,868	6%	11%

(2) Not Meaningful

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Revenues
Rental(1)	$90,916	$86,116	6%
Management, transaction, and other fees	1,191	1,965	(39)%
Total revenues	92,107	88,081	5%

Operating expenses
Depreciation and amortization	21,458	21,112	2%
Operating and maintenance	16,072	15,021	7%
Real estate taxes	12,787	13,591	(6)%
General and administrative	16,036	15,604	3%
Total operating expenses	66,353	65,328	2%

Other expenses (income)
Interest expense	18,417	19,561	(6)%
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
Interest, dividend and other investment income	(103)	(206)	(50)%
Total other expenses	18,137	20,237	(10)%

Income before equity investment in real estate partnership and income tax	7,617	2,516	203%

Equity in earnings of real estate partnership	429	752	(43)%
Provision for income tax	(274)	(288)	(5)%
Income from continuing operations	7,772	2,980	161%

Gain on sale of property from discontinued operations	1,833	—	N.M.
Income from discontinued operations	1,833	—	N.M.

Net income	9,605	2,980	222%

Less: Net income attributable to noncontrolling interests	165	58	184%

Net income attributable to Whitestone REIT	$9,440	$2,922	223%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.17	$0.07	143%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.21	$0.07	200%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.17	$0.07	143%
Income from discontinued operations attributable to Whitestone REIT	0.04	—	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.21	$0.07	200%

Weighted average number of common shares outstanding:
Basic	44,268	42,202	5%
Diluted	45,108	43,040	5%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$9,605	$2,980	222%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	4,783	(10,395)	N.M.

Comprehensive income (loss)	14,388	(7,415)	N.M.

Less: Net income attributable to noncontrolling interests	165	58	184%
Less: Comprehensive income (loss) attributable to noncontrolling interests	82	(203)	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$14,141	$(7,270)	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
(1) Rental
Rental revenues	$67,041	$65,591	2%
Recoveries	24,375	24,976	(2)%
Bad debt	(500)	(4,451)	89%
Total rental	$90,916	$86,116	6%

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income from continuing operations	$7,772	$2,980
Net income from discontinued operations	1,833	—
Net income	9,605	2,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,458	21,112
Amortization of deferred loan costs	822	839
(Gain) loss on sale or disposal of assets and loan forgiveness, net	(177)	882
Bad debt	500	4,451
Share-based compensation	4,066	3,980
Equity in earnings of real estate partnership	(429)	(752)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,163)	522
Accrued rents and accounts receivable	518	(6,123)
Receivable due from related party	(316)	(825)
Unamortized lease commissions, legal fees and loan costs	(2,531)	(958)
Prepaid expenses and other assets	1,548	2,145
Accounts payable and accrued expenses	(1,572)	131
Payable due to related party	405	538
Tenants' security deposits	802	298
Net cash provided by operating activities	31,703	29,220
Cash flows from investing activities:
Acquisitions of real estate	(53,364)	—
Additions to real estate	(6,058)	(5,808)
Proceeds from note receivable	—	922
Net cash used in investing activities	(59,422)	(4,886)
Net cash provided by investing activities of discontinued operations	1,833	—
Cash flows from financing activities:
Distributions paid to common shareholders	(14,063)	(20,771)
Distributions paid to OP unit holders	(248)	(430)
Proceeds from issuance of common shares, net of offering costs	53,335	2,241
Payments of exchange offer costs	(49)	(43)
Proceeds from notes payable	—	1,734
Net proceeds from (payments of) credit facility	(25,000)	30,000
Repayments of notes payable	(2,403)	(11,514)
Repurchase of common shares	(678)	(2,076)
Net cash provided by (used in) financing activities	10,894	(859)
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,992)	23,475
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$10,964	$39,118

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$17,732	$18,790
Cash paid for taxes	$364	$353
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$284	$34
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$45	$74
Value of common shares exchanged for OP units	$—	$1,138
Change in fair value of cash flow hedge	$4,783	$(10,395)

	September 30,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$10,858	$38,990
Restricted cash	106	128
Total cash, cash equivalents and restricted cash	$10,964	$39,118

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended			Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,305	7,068	7,125	3%	3%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	440	409	386	8%	14%
(Gain) loss on sale or disposal of assets, net	48	(224)	18	121%	167%
Gain on sale of property from discontinued operations	—	(1,833)	—	N.M.	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	1	(20)	24	N.M.	N.M.
Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
FFO (NAREIT)	10,740	10,618	8,467	1%	27%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,563	1,244	1,645	26%	(5)%
FFO Core	$12,303	$11,862	$10,112	4%	22%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,740	$10,618	$8,467	1%	27%
FFO Core	$12,303	$11,862	$10,112	4%	22%
Denominator:
Weighted average number of total common shares - basic	46,883	43,378	42,346	8%	11%
Weighted average number of total noncontrolling OP units - basic	773	773	776	—%	—%
Weighted average number of total common shares and noncontrolling OP units - basic	47,656	44,151	43,122	8%	11%

Effect of dilutive securities:
Unvested restricted shares	942	747	1,094	26%	(14)%
Weighted average number of total common shares and noncontrolling OP units - diluted	48,598	44,898	44,216	8%	10%

FFO per common share and OP unit - basic	$0.23	$0.24	$0.20	(4)%	15%
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.19	(8)%	16%

FFO Core per common share and OP unit - basic	$0.26	$0.27	$0.23	(4)%	13%
FFO Core per common share and OP unit - diluted	$0.25	$0.26	$0.23	(4)%	9%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

			% Change
	Nine Months Ended September 30,		From September 30,
	2021	2020	2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$9,440	$2,922	223%
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	21,353	20,943	2%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,254	1,262	(1)%
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)(2)	(19)	78	(124)%
Net income attributable to noncontrolling interests	165	58	184%
FFO (NAREIT)	30,183	26,145	15%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	4,275	4,167	3%
FFO Core	$34,458	$30,312	14%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$30,183	$26,145	15%
FFO Core excluding amounts attributable to unvested restricted common shares	$34,458	$30,312	14%
Denominator:
Weighted average number of total common shares - basic	44,268	42,202	5%
Weighted average number of total noncontrolling OP units - basic	773	836	(8)%
Weighted average number of total common shares and noncontrolling OP units - basic	45,041	43,038	5%

Effect of dilutive securities:
Unvested restricted shares	840	838	—%
Weighted average number of total common shares and noncontrolling OP units - diluted	45,881	43,876	5%

FFO per common share and OP unit - basic	$0.67	$0.61	10%
FFO per common share and OP unit - diluted	$0.66	$0.60	10%

FFO Core per common share and OP unit - basic	$0.77	$0.70	10%
FFO Core per common share and OP unit - diluted	$0.75	$0.69	9%

(1)    Includes pro-rata share attributable to real estate partnership.

(2)    Included in equity in earnings of real estate partnership on the consolidated statements of operations and comprehensive income (loss).

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,899	$900	$9,440	$2,922
General and administrative expenses	5,672	5,860	16,036	15,604
Depreciation and amortization	7,340	7,171	21,458	21,112
Equity in earnings of real estate partnership	(151)	(196)	(429)	(752)
Interest expense	6,142	6,400	18,417	19,561
Interest, dividend and other investment income	(31)	(71)	(103)	(206)
Provision for income taxes	100	105	274	288
Gain on sale of property from discontinued operations	—	—	(1,833)	—
Management fee, net of related expenses	83	81	246	246
(Gain) loss on sale or disposal of assets, net	48	18	(177)	882
NOI of real estate partnership (pro rata)	1,003	990	2,846	3,250
Net income attributable to noncontrolling interests	47	14	165	58
NOI	23,152	21,272	66,340	62,965
Non-Same Store NOI (1)	(730)	—	(730)	—
NOI of real estate partnership (pro rata)	(1,003)	(990)	(2,846)	(3,250)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	21,419	20,282	62,764	59,715
Same Store straight-line rent adjustments	(507)	(61)	(1,201)	558
Same Store amortization of above/below market rents	(177)	(149)	(618)	(584)
Same Store lease termination fees	(79)	(727)	(306)	(1,028)
Same Store NOI (2)	$20,656	$19,345	$60,639	$58,661

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2021 to the three months ended September 30, 2020, Non-Same Store includes properties acquired between July 1, 2020 and September 30, 2021 and properties sold between July 1, 2020 and September 30, 2021, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2021 to the nine months ended September 30, 2020, Non-Same Store includes properties acquired between January 1, 2020 and September 30, 2021 and properties sold between January 1, 2020 and September 30, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2021 to the three months ended September 30, 2020, Same Store includes properties owned before July 1, 2020 and not sold before September 30, 2021. For purposes of comparing the nine months ended September 30, 2021 to the nine months ended September 30, 2020, Same Store includes properties owned before January 1, 2020 and not sold before September 30, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended			% Change From
	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,899	$5,126	$900	(43)%	222%
Depreciation and amortization	7,340	7,105	7,171	3%	2%
Interest expense	6,142	6,143	6,400	—%	(4)%
Provision for income taxes	100	87	105	15%	(5)%
Net income attributable to noncontrolling interests	47	92	14	(49)%	236%
Equity in earnings of real estate partnership	(151)	(189)	(196)	(20)%	(23)%
EBITDAre adjustments for real estate partnership	807	766	804	5%	—%
Gain on sale of property from discontinued operations	—	(1,833)	—	N.M.	N.M.
(Gain) loss on sale or disposal of assets, net	48	(224)	18	121%	167%
EBITDAre	17,232	17,073	15,216	1%	13%
Management fee, net of related expenses	83	83	81	—%	2%
Share-based compensation expense	1,563	1,244	1,645	26%	(5)%
EBITDAre-Adjusted	$18,878	$18,400	$16,942	3%	11%

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$9,440	$2,922	223%
Depreciation and amortization	21,458	21,112	2%
Interest expense	18,417	19,561	(6)%
Provision for income taxes	274	288	(5)%
Net income attributable to noncontrolling interests	165	58	184%
Equity in earnings of real estate partnership	(429)	(752)	(43)%
EBITDAre adjustments for real estate partnership	2,258	2,690	(16)%
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of assets, net	(177)	882	N.M.
EBITDAre	49,573	46,761	6%
Management fee, net of related expenses	246	246	—%
Share-based compensation expense	4,275	4,167	3%
EBITDAre-Adjusted	$54,094	$51,174	6%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$31,056	$28,868	$2,188	8%
Management, transaction and other fees	231	888	(657)	(74)%
Total property revenues	31,287	29,756	1,531	5%

Property expenses
Property operation and maintenance	5,460	4,804	656	14%
Real estate taxes	4,408	4,670	(262)	(6)%
Total property expenses	9,868	9,474	394	4%

Total property revenues less total property expenses	21,419	20,282	1,137	6%

Same Store straight-line rent adjustments	(507)	(61)	(446)	(731)%
Same Store amortization of above/below market rents	(177)	(149)	(28)	(19)%
Same Store lease termination fees	(79)	(727)	648	89%

Same Store NOI (1)	$20,656	$19,345	$1,311	7%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties, excluding development land)
Property revenues
Rental	$89,903	$86,116	$3,787	4%
Management, transaction and other fees	764	1,510	(746)	(49)%
Total property revenues	90,667	87,626	3,041	3%

Property expenses
Property operation and maintenance	15,297	14,320	977	7%
Real estate taxes	12,606	13,591	(985)	(7)%
Total property expenses	27,903	27,911	(8)	—%

Total property revenues less total property expenses	62,764	59,715	3,049	5%

Same Store straight-line rent adjustments	(1,201)	558	(1,759)	(315)%
Same Store amortization of above/below market rents	(618)	(584)	(34)	(6)%
Same Store lease termination fees	(306)	(1,028)	722	70%

Same Store NOI(1)	$60,639	$58,661	$1,978	3%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Other Financial Information:

Tenant improvements (1) (2)	$476	$1,279	$1,444	$2,264
Leasing commissions (1) (2)	$610	$221	$2,345	$957
Maintenance capital (1)	$2,017	$933	$4,096	$2,843
Scheduled debt principal payments (1)	$441	$481	$1,331	$1,441
Straight-line rent income (1)	$541	$51	$1,235	$(674)
Market rent amortization income from acquired leases (1)	$161	$147	$603	$586
Non-cash share-based compensation expense (1)	$1,563	$1,645	$4,275	$4,167
Non-real estate depreciation and amortization (1)	$35	$45	$105	$168
Amortization of loan fees (1)	$291	$282	$839	$851
Undepreciated value of unencumbered properties	$883,260	$824,628	$883,260	$824,628
Number of unencumbered properties	52	51	52	51
Full time employees	91	85	91	85

(1)     Includes pro-rata share attributable to real estate partnership.

(2)    Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2021
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.4%	48,840
Operating partnership units outstanding	1.6%	773
Total	100.0%	49,613

Market price of common shares as of
September 30, 2021		$9.78

Total equity capitalization		$485,215	44%

Debt Capitalization:
Outstanding debt		$619,472
Less: Cash and cash equivalents		(10,858)
Total debt capitalization		608,614	56%

Total Market Capitalization as of
September 30, 2021		$1,093,829	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
INTEREST COVERAGE RATIO	2021	2020	2021	2020
EBITDAre/Interest Expense
EBITDAre (1)	$17,232	$15,216	$49,573	$46,761

Interest expense	6,142	6,400	18,417	19,561
Pro rata share of interest expense from real estate partnership	160	167	484	490
Less: amortization of loan fees, including pro rata share from real estate partnership	(280)	(282)	(839)	(851)
Interest expense, excluding amortization of loan fees	6,022	6,285	18,062	19,200

Ratio of EBITDAre to interest expense	2.9	2.4	2.7	2.4

(1)    For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	September 30,
	2021	2020
Debt/Undepreciated Book Value
Outstanding debt	$619,009	$667,277
Less: Cash	(10,858)	(38,990)
Add: Proportional share of net debt of real estate partnership	8,479	8,766
Outstanding debt after cash	$616,630	$637,053

Undepreciated real estate assets	$1,165,274	$1,104,963
Add: Proportional share of real estate from unconsolidated partnership	46,124	45,787
Undepreciated real estate assets	$1,211,398	$1,150,750
Ratio of debt to real estate assets	51%	55%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Debt/EBITDAre Ratio
Outstanding debt	$619,009	$667,277	$619,009	$667,277
Less: Cash	(10,858)	(38,990)	(10,858)	(38,990)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,479	8,766	8,479	8,766
Total Net Debt	$616,630	$637,053	$616,630	$637,053

EBITDAre	$17,232	$15,216	$49,573	$46,761
Management fee, net of related expenses	83	81	246	246
Share based compensation	1,563	1,645	4,275	4,167
EBITDAre-Adjusted	$18,878	$16,942	$54,094	$51,174

Effect of partial period acquisitions and dispositions	60	—	1,614	—

Pro forma EBITDAre-Adjusted	18,938	16,942	55,708	51,174

Pro forma annualized EBITDAre-Adjusted	$75,752	$67,768	$74,277	$68,232

Ratio of debt to pro forma EBITDAre-Adjusted	8.1	9.4	8.3	9.3

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2021	December 31, 2020
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (1)	$100,000	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (2)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,442	18,687
$20.2 million 4.28% Note, due June 6, 2023	17,914	18,222
$14.0 million 4.34% Note, due September 11, 2024	13,044	13,236
$14.3 million 4.34% Note, due September 11, 2024	13,834	14,014
$15.1 million 4.99% Note, due January 6, 2024	13,973	14,165
$2.6 million 5.46% Note, due October 1, 2023	2,302	2,339
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.7 million 3.25% Note, due December 28, 2021	463	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	94,500	119,500
Total notes payable principal	619,472	645,163
Less deferred financing costs, net of accumulated amortization	(823)	(978)
Total notes payable	$618,649	$644,185

(1)    Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(2)     Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2021
(in thousands)

Year	Amount Due
2021 (remaining)	$1,138
2022	101,683
2023	122,363
2024	228,574
2025	17,143
Thereafter	148,571
Total	$619,472

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	March 31	December 31,	September 30,
Community Centered Properties®	2021	2021	2021	2020	2020
Whitestone	5,116,220	90%	89%	88%	89%

Unconsolidated real estate partnership	926,798	59%	59%	61%	62%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,529	2.7%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.4%	9/3/2014	2035
Frost Bank	Houston	1,988	2.1%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,050	1.1%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.1%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	946	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	690	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	641	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	592	0.6%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.5%	12/15/2000	2022
Regus Corporation	Houston	460	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	411	0.4%	8/29/2018	2029
Whataburger University	San Antonio	374	0.4%	2/1/2018	2023
		$14,794	15.7%

(1)    Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2021 for each applicable tenant multiplied by 12.

(2)    As of September 30, 2021, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(3)    As of September 30, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.8% of our total annualized base rental revenue.

(4)    As of September 30, 2021, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $22,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $136,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)    As of September 30, 2021, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)    As of September 30, 2021, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)    As of September 30, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $461,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of September 30, 2021

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	24%
Grocery	14%	9%
Financial Services	6%	9%
Salons	7%	8%
Medical & Dental	7%	7%
Non Retail	4%	6%
General Retail	7%	5%
Home Décor And Improvement	7%	5%
Apparel	4%	4%
Education	4%	4%
Fitness	5%	4%
Local Services	2%	2%
Off-Price	4%	2%
Entertainment	2%	2%
Pet Supply & Services	3%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
RENEWALS
Number of Leases	65	46	170	145
Total Square Feet (1)	148,574	172,174	438,357	477,341
Average Square Feet	2,286	3,743	2,579	3,292
Total Lease Value	$20,310,000	$9,679,000	$48,776,000	$35,358,000
NEW LEASES
Number of Leases	38	32	119	77
Total Square Feet (1)	90,143	85,196	282,207	181,413
Average Square Feet	2,372	2,662	2,371	2,356
Total Lease Value	$12,735,000	$9,861,000	$44,943,000	$21,131,000
TOTAL LEASES
Number of Leases	103	78	289	222
Total Square Feet (1)	238,717	257,370	720,564	658,754
Average Square Feet	2,318	3,300	2,493	2,967
Total Lease Value	$33,045,000	$19,540,000	$93,719,000	$56,489,000

(1)    Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2021	75	$21,174,759	159,787	4.8	$843,333	$5.28	$24.34	$23.62	$115,317	3.0%	$468,826	13.1%
2nd Quarter 2021	71	22,322,346	207,913	5.1	2,069,587	9.95	20.91	21.12	(44,199)	(1.0)%	282,582	6.8%
1st Quarter 2021	72	21,870,651	160,509	5.4	1,201,947	7.49	22.12	23.14	(162,801)	(4.4)%	273,174	7.8%
4th Quarter 2020	73	16,880,587	297,812	4.1	388,146	1.30	13.20	13.19	4,030	0.1%	254,859	6.8%
Total - 12 months	291	$82,248,343	826,021	4.7	$4,503,013	$5.45	$19.03	$19.13	$(87,653)	(0.5)%	$1,279,441	8.5%

Comparable New Leases:
3rd Quarter 2021	13	$2,201,043	18,848	4.2	$101,472	$5.38	$23.72	$25.49	$(33,336)	(6.9)%	$23,927	5.4%
2nd Quarter 2021	19	5,852,882	39,326	5.6	892,966	22.71	25.01	25.52	(19,839)	(2.0)%	29,940	3.1%
1st Quarter 2021	26	11,296,796	56,578	6.7	1,002,823	17.72	23.87	26.52	(149,925)	(10.0)%	75,001	5.3%
4th Quarter 2020	20	4,653,817	30,371	5.5	291,222	9.59	23.58	26.73	(95,836)	(11.8)%	(42,922)	(5.4)%
Total - 12 months	78	$24,004,538	145,123	5.8	$2,288,483	$15.77	$24.10	$26.16	$(298,936)	(7.9)%	$85,946	2.4%

Comparable Renewal Leases:
3rd Quarter 2021	62	$18,973,716	140,939	4.9	$741,861	$5.26	$24.43	$23.37	$148,653	4.5%	$444,899	14.1%
1st Quarter 2021	52	16,469,464	168,587	5.0	1,176,621	6.98	19.95	20.09	(24,360)	(0.7)%	252,642	7.9%
4th Quarter 2020	46	10,573,855	103,931	4.7	199,124	1.92	21.17	21.29	(12,876)	(0.6)%	198,173	9.6%
3rd Quarter 2020	53	12,226,770	267,441	3.9	96,924	0.36	12.02	11.65	99,866	3.2%	297,781	10.1%
Total - 12 months	213	$58,243,805	680,898	4.5	$2,214,530	$3.25	$17.95	$17.64	$211,283	1.8%	$1,193,495	10.5%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2021	103	$33,044,924	238,717	5.0	$2,040,458	$8.55	$24.44
2nd Quarter 2021	92	29,849,313	256,622	5.7	2,870,379	11.19	21.44
1st Quarter 2021	94	30,824,156	225,225	4.0	2,034,341	9.03	13.69
4th Quarter 2020	84	19,013,353	322,875	4.0	502,216	1.56	16.85
Total - 12 months	373	$112,731,746	1,043,439	4.9	$7,447,394	$7.14	$19.72

New
3rd Quarter 2021	38	$12,734,682	90,143	5.2	$1,210,123	$13.42	$24.85
2nd Quarter 2021	35	12,312,470	75,071	5.9	1,652,986	22.02	24.44
1st Quarter 2021	46	19,895,385	116,993	6.7	1,832,500	15.66	21.62
4th Quarter 2020	28	6,477,724	49,664	4.9	401,475	8.08	22.27
Total - 12 months	147	$51,420,261	331,871	5.8	$5,097,084	$15.36	$23.23

Renewal
3rd Quarter 2021	65	$20,310,242	148,574	5.0	$830,335	$5.59	$24.19
2nd Quarter 2021	57	17,536,843	181,551	4.9	1,217,393	6.71	20.12
1st Quarter 2021	48	10,928,771	108,232	4.7	201,841	1.86	21.24
4th Quarter 2020	56	12,535,629	273,211	3.9	100,741	0.37	12.13
Total - 12 months	226	$61,311,485	711,568	4.5	$2,350,310	$3.30	$18.07

(1)    Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2)    Weighted average lease term is determined on the basis of square footage.
(3)    Estimated amount per signed lease. Actual cost of construction may vary.
(4)    Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)    Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2021
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2021	260	320,883	6.3%	$5,106	5.5%	$15.91
2022	288	648,636	12.7%	12,700	13.6%	19.58
2023	218	660,372	12.9%	12,763	13.7%	19.33
2024	216	756,691	14.8%	16,093	17.2%	21.27
2025	194	760,836	14.9%	14,120	15.1%	18.56
2026	145	533,162	10.4%	10,734	11.5%	20.13
2027	56	222,024	4.3%	4,961	5.3%	22.34
2028	38	172,559	3.4%	3,952	4.2%	22.90
2029	21	160,906	3.1%	3,042	3.3%	18.91
2030	24	73,243	1.4%	2,286	2.4%	31.21
Total	1,460	4,309,312	84.2%	$85,757	91.8%	$19.90

(1)    Lease expirations table reflects rents in place as of September 30, 2021, and does not include option periods.

(2)    Annualized Base Rent represents the monthly base rent as of September 30, 2021 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2021

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 09/30/2021	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$648	$11.01	$13.42
Anthem Marketplace	Phoenix	2000	113,293	88%	1,519	15.24	14.99
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	235	34.23	34.00
Bissonnet/Beltway	Houston	1978	29,205	93%	412	15.17	14.69
BLVD Place	Houston	2014	216,944	100%	9,291	42.83	43.62
The Citadel	Phoenix	2013	28,547	99%	508	17.97	17.97
City View Village	San Antonio	2005	17,870	100%	556	31.11	30.37
Davenport Village	Austin	1999	128,934	95%	3,130	25.55	25.91
Desert Canyon	Phoenix	2000	62,533	88%	772	14.03	14.92
Eldorado Plaza	Dallas	2004	219,287	95%	3,237	15.54	15.95
Fountain Hills	Phoenix	2009	111,289	88%	1,602	16.36	16.41
Fountain Square	Phoenix	1986	118,209	90%	1,859	17.47	17.62
Fulton Ranch Towne Center	Phoenix	2005	120,575	96%	2,033	17.56	17.88
Gilbert Tuscany Village	Phoenix	2009	49,415	89%	925	21.03	20.44
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.90
Heritage	Dallas	2006	70,431	100%	1,657	23.53	23.08
HQ Village	Dallas	2009	89,134	83%	2,409	32.56	34.79
Keller Place	Dallas	2001	93,541	93%	970	11.15	11.36
Kempwood Plaza	Houston	1974	91,302	88%	1,205	15.00	15.20
La Mirada	Phoenix	1997	147,209	89%	3,170	24.20	23.57
Las Colinas	Dallas	2000	104,919	80%	2,279	27.15	26.04
Lion Square	Houston	2014	117,592	88%	1,618	15.64	15.60
The MarketPlace at Central	Phoenix	2012	111,130	98%	1,096	10.06	9.63
Market Street at DC Ranch	Phoenix	2003	244,888	96%	5,133	21.83	21.14
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	86%	1,677	16.42	16.06
Paradise Plaza	Phoenix	1983	125,898	90%	1,578	13.93	13.04
Parkside Village North	Austin	2005	27,045	100%	876	32.39	38.12
Parkside Village South	Austin	2012	90,101	100%	2,210	24.53	26.99
Pima Norte	Phoenix	2007	35,110	62%	356	16.35	17.92
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,497	22.53	22.20
Pinnacle Phase II	Phoenix	2017	27,063	100%	838	30.96	29.49
The Promenade at Fulton Ranch	Phoenix	2007	98,792	80%	1,096	13.87	13.40
Providence	Houston	1980	90,327	92%	1,062	12.78	13.22
Quinlan Crossing	Austin	2012	109,892	97%	2,556	23.98	23.89
Seville	Phoenix	1990	90,042	88%	2,581	32.57	32.41
Shaver	Houston	1978	21,926	94%	337	16.35	16.35
Shops at Pecos Ranch	Phoenix	2009	78,767	88%	1,782	25.71	27.19
Shops at Starwood	Dallas	2006	55,385	100%	1,773	32.01	31.56
The Shops at Williams Trace	Houston	1985	132,991	84%	1,938	17.35	18.42
South Richey	Houston	1980	69,928	96%	704	10.49	10.55
Spoerlein Commons	Chicago	1987	41,455	88%	700	19.19	20.42
Starwood Phase II	Dallas	2016	35,351	90%	1,174	36.90	38.50
Strand	San Antonio	2000	73,920	100%	1,753	23.71	26.27
SugarPark Plaza	Houston	1974	95,032	97%	1,135	12.31	12.35
Sunridge	Houston	1979	49,359	90%	668	15.04	15.26
Sunset at Pinnacle Peak	Phoenix	2000	41,530	97%	768	19.06	19.76
Terravita Marketplace	Phoenix	1997	102,733	75%	1,165	15.12	15.30
Town Park	Houston	1978	43,526	96%	1,009	24.15	23.96
Dana Park	Phoenix	2009	323,026	79%	5,730	22.45	22.23
Westchase	Houston	1978	50,332	77%	631	16.28	16.26
Williams Trace Plaza	Houston	1983	129,222	90%	1,812	15.58	14.60
Windsor Park	San Antonio	2012	196,458	97%	1,960	10.29	10.10
Woodlake Plaza	Houston	1974	106,169	67%	1,194	16.79	17.32
Total/Weighted Average - Whitestone Properties			4,953,571	90%	89,948	20.18	20.35

Development Properties:
Lakeside Market	Dallas	2000	162,649	80%	3,143	$24.15	24.89
Total/Weighted Average - Development Properties

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,116,220	90%	$93,091	$20.22	$20.41

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	48%	$1,112	$18.40	$18.37
Corporate Park Northwest	Houston	1981	174,359	74%	1,825	14.14	13.92
Corporate Park Woodland II	Houston	2000	14,344	100%	248	17.29	17.34
Holly Hall Industrial Park	Houston	1980	90,000	57%	373	7.27	7.27
Holly Knight	Houston	1984	20,015	100%	431	21.53	21.53
Interstate 10 Warehouse	Houston	1980	151,000	12%	120	6.62	6.51
Uptown Tower	Dallas	1982	253,981	64%	4,176	25.69	25.25
Westgate Service Center	Houston	1984	97,225	90%	731	8.35	8.16
Total/Weighted Average - Unconsolidated Properties			926,798	59%	$9,016	$16.49	$16.27

(1)      Calculated as the tenant’s actual September 30, 2021 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2021. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2021 equaled approximately $297,326 for the month ended September 30, 2021.

(2)      Calculated as annualized base rent divided by leased square feet as of September 30, 2021.

(3)    Represents (i) the contractual base rent for leases in place as of September 30, 2021, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2021.

(4)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)    As of September 30, 2021, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Davenport Village | Quinlan Crossing | City View Village | Parkside Village North | Parkside Village South
The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center
Town Park Plaza | Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037